UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 19, 2008 the registrant announced its forecast of an increase in sales for 2009. The registrant is projecting sales for 2009 of $12 million, an estimated $8.5 million in sales is projected to be generated by the existing product portfolio with an additional $3.5 million resulting from acquired products and products presently owned but not previously released to the market. Such projections are based on, among other assumptions, the registrant’s ability to raise investment and working capital to fund acquisitions and launch of new products. A copy of the press release is annexed as Exhibit 99.1 to this Form 8-K.

In accordance with general instruction B.2 of Form 8-K, the information in this report that is furnished pursuant to this Item 7.01 and 9.01(c) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is disclosed solely for purposes of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description
99.1	APII Announces Planned Growth for 2009 dated November 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT BURROWS
Robert Burrows Chief Financial Officer
Date:	November 19, 2008

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